As filed with the Securities and Exchange Commission on April 23, 2025

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TAT TECHNOLOGIES LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5 Hamelacha Street, Netanya 4250540 Israel
(Address of Principal Executive Offices) (Zip Code)

TAT Technologies Ltd. 2022 Stock Option Plan, as amended
(Full title of the plans)

Piedmont Aviation Component Services LLC 9335 Harris Corners Parkway Charlotte, NC 28269
(Name and address of agent for service)

704-910-2215
(Telephone number, including area code, of agent for service)

Copies to:
Idan Lidor, Adv. Shachar Hananel Adv. Naschitz, Brandes, Amir & Co. 5 Tuval Street Tel-Aviv 6789717, Israel Tel: 972 3-623-5000	Steven J. Glusband, Esq. Guy Ben-Ami. Esq. Carter Ledyard & Milburn LLP 28 Liberty St. New York, NY 10005 Tel: 212-238-8605

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
__________________________

This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 is to register an additional 200,000 Ordinary Shares for issuance under the Registrant’s 2022 Stock Option Plan, as amended, or the Plan. In accordance with General Instruction E of Form S-8, the content of the Registrant’s Registration Statement on Form S-8 (File No. 333-268906) filed with the Securities and Exchange Commission, or the Commission, on December 20, 2022, is incorporated herein by reference and the information required by Part II is omitted, except to the extent superseded hereby or supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) under the Securities Act, in accordance with the rules and regulations of the Commission. Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by reference.

The Registrant hereby incorporates by reference the following documents:

(a)	The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024; and

(b)	The description of the Registrant’s ordinary shares contained in the Annual Report on Form 20-F for the year ended December 31, 2024.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended  (prior to filing of a post-effective amendment which indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. EXHIBITS.

4.1	Memorandum of Association of the Registrant. *

4.2	Articles of Association of the Registrant, as amended and restated. **

4.3	TAT Technologies Ltd. 2022 Stock Option Plan, as amended. ***

5.1	Opinion of Naschitz, Brandes, Amir & Co., Advocates

23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited.

23.2	Consent of Naschitz, Brandes, Amir & Co., Advocates (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement)
______________________________________

*	Filed as an exhibit to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 1992 and incorporated herein by reference.

**	Filed as Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024 and incorporated herein by reference.

***	Filed as Exhibit 4.2 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Netanya, State of Israel on April 23 2025.

TAT TECHNOLOGIES LTD. By: /S/ Igal Zamir Name: Igal Zamir Title: Chief Executive Officer and President By: /S/ Ehud Ben-Yair Name: Ehud Ben-Yair Title: Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Igal Zamir and Ehud Ben-Yair, and each of them severally, his true and lawful attorney-in-fact, and agent each with power to act with or without the other, and with full power of substitution and resubstitution, to execute in the name of such person below, the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney. This power of attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed on April 23, 2025 by the following persons in the capacities indicated.

Signature	Title

/s/ Igal Zamir	Chief Executive Officer and President (Principal Executive Officer)
Igal Zamir

/s/ Ehud Ben-Yair	Chief Financial Officer (Principal Financial and Accounting Officer)
Ehud Ben-Yair

/s/ Amos Malka	Chairman of the Board of Directors
Amos Malka

/s/ Gillon Beck	Director
Gillon beck

/s/ Ronnie Meninger	Director
Ronnie Meninger

/s/ Mordechai Glick	Director
Mordechai Glick

/s/ Aviram Halevi	Director
Aviram Halevi

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, Piedmont Aviation Component Services LLC, the duly authorized representative in the United States of TAT Technologies Ltd. has signed this registration statement on April 23, 2025.

By: /S/ Igal Zamir Name: Igal Zamir Title: Authorized Signatory By: /S/ Ehud Ben-Yair Name: Ehud Ben-Yair Title: Authorized Signatory